Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cyclon Capital Corp., a Delaware corporation (the “Company”), on Form 10-QSB for the quarter ending October 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Mark Horrelt, President/Treasurer/CEO/CFO of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mark Horrelt

Mark Horrelt, Treasurer, CEO, CFO

Dated:  December 21, 2007